                                                                    Exhibit 21.1

                           Subsidiaries of Registrant

--------------------------------------------------------------------------------
                  Name                     Jurisdiction of Organization
--------------------------------------------------------------------------------
  Premier Research Worldwide, Ltd.                 United Kingdom
--------------------------------------------------------------------------------
  Premier Research Investment Corporation             Delaware
--------------------------------------------------------------------------------